CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the reference to us in this Registration Statement on Form N-1A of GMO Trust relating to GMO Flexible Equities Fund under the heading “Investment Advisory and Other Services — Independent Registered Public Accounting Firm”.
/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
July 23, 2008